                                AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            SBI HOLDING CORPORATION,

                       SBI RADIO ACQUISITION CORPORATION

                                      AND

                             SFX BROADCASTING, INC.

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         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of February
9, 1998, among SBI Holding Corporation, a Delaware corporation ("Parent"), SBI Radio Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SFX Broadcasting, Inc., a Delaware corporation (the "Company").

         WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger, dated as of August 24, 1997 (the "Merger Agreement"), pursuant to which, among other things, the parties agreed to the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, the parties to the Merger Agreement desire to amend certain terms and conditions thereof, as set forth herein; and

         WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Merger Agreement;

         NOW, THEREFORE, the parties to the Merger Agreement further agree as follows:

1. Section 1.02 of the Merger Agreement is hereby amended to delete the words "January 2, 1998" and to insert the words "the date that is fifteen (15) business days after the Merger Approval (as defined in Section 6.01(a)) is obtained so long as the Merger Approval is obtained on or before April 24, 1998" in lieu thereof.

2. Section 2.02(a) of the Merger Agreement is hereby amended to delete the words "bank or trust Company" and to insert the words "bank or trust company" in lieu thereof.

3. Section 2.03(a)(iv) of the Merger Agreement is hereby amended to delete the words "the Company" and to insert the word "MMR" in lieu thereof.

4. Section 3.01(d)(4) of the Merger Agreement is hereby amended to delete the words "a certificate of amendment" and to insert the words "one or more certificates of amendment" in lieu thereof.

5. The first sentence of Section 3.01(k) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         "The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock voting as a single class, and the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock, Series D Preferred Stock and/or Series E Preferred Stock, each voting as a separate class, at the Stockholders Meeting or by written consent in lieu thereof are the only votes of holders of any class or series of the Company's capital stock necessary to approve or adopt the Amendments."

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6. Section 3.01(s) of the Merger Agreement is hereby amended to delete the words "Stockholder Meeting" and to insert the words "Stockholders Meeting" in lieu thereof.

7. The last sentence of Section 4.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         "Notwithstanding anything herein to the contrary, the Company and its Subsidiaries may engage in any of the transactions contemplated by
         Section 5.07, including, without limitation, any (x) acquisitions by any of the Delsener/Slater Group, whether or not the performance of any obligations under the agreements related to such acquisitions are guaranteed by the Company (provided that any such guarantee shall terminate as of or before the Effective Time), (y) financing related to the Delsener/Slater Group and/or such acquisitions (including, without limitation, any incurrence of indebtedness), whether or not incurred or guaranteed by the Company (provided that any such guarantee shall terminate as of or before the Effective Time), and (z) issuance of shares of Delsener/Slater Holdings common stock."

8. Section 4.01(a)(ii) of the Company Disclosure Schedule is hereby amended by the addition of the following:

         "The Company may transfer the option related to the Meadow Shares (as defined in Section 5.07(i) upon such terms and conditions as reasonably acceptable to Parent, which consent shall not be unreasonably withheld."

9. The first sentence of Section 4.03(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         "The Company will, as soon as practicable following the date of this Agreement, (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining Stockholder Approval of (A) the Amendments to Sections 5.1,
         5.2 and 5.6 of the Company's Restated Certificate of Incorporation and
         (B) this Agreement and the Merger and (ii) will commence one or more solicitations of written consents in lieu of a meeting for the purpose of obtaining the Stockholder Approval of the Amendments not referenced in item (i) above."

10. Item (b) of the first paragraph of Section 5.07 of the Merger Agreement is hereby amended to insert the words ", to the holders of Series D Preferred Stock and (if the Company so elects) to the holders of interests in the Company's Director Deferred Stock Purchase Plan" immediately following the words "distribute pro rata to the holders of Common Stock".

11. The penultimate sentence of the first paragraph of Section 5.07 of the Merger Agreement is hereby amended and restated to delete the words "document the contractual relationship between

Delsener/Slater and the Company" and to insert the words "document the contractual relationship between Delsener/Slater Holdings and the Company" in lieu thereof.

12. Section 5.07(f)(iii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

              "(iii) The Company shall, or shall cause its Subsidiaries to, as applicable, contribute, transfer or convey to Delsener/Slater Holdings, prior to the Spin Off (or at such time contemplated by Section 5.07(h)), the assets described in Section 5.07(f)(iii) of the Company Disclosure Schedule, and Delsener/Slater Holdings shall assume all of the Company's and such Subsidiaries' obligations under such agreements to the extent set forth on such schedule."

13. Section 5.07(h) of the Merger Agreement is hereby amended by inserting the words "; provided, however, that the Delsener/Slater Group may solicit and contract for the employment, effective no earlier than the Effective Time, of Spin Off Employees" immediately following the words "not currently engaged in the Entertainment Business".

14. Item (v) of the paragraph that immediately follows Section 5.07(i)(iv) of the Merger Agreement is hereby amended to delete the words "permitted by
Section 4.01(a)(viii)" and to insert the words "permitted by Section 4.01(a)(vii)" in lieu thereof.

15. The paragraph that immediately follows Section 5.07(i)(iv) of the Merger Agreement is hereby amended to insert the following at the end of the paragraph:

         ", and (xii) be reduced by the amount of the Series E Premium (as defined below).

         The term "Series E Premium" shall mean the difference between (i) the Average Trading Price times 142,032 and (ii) 14,203,200. The term "Average Trading Price" shall mean the highest of the following averages: (i) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days ending on the Closing Date, or (ii) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days immediately preceding February 9, 1998.

16. Section 5.07(k) of the Merger Agreement is hereby amended to insert the words "place deposits on and" immediately prior to the words "consummate such acquisitions and capital improvements."

17. Section 6.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

              "(a) Merger Approval. The Stockholder Approval shall have been obtained with respect to (i) the approval and adoption of this Agreement and the

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

         Merger and (ii) the Amendments that modify Sections 5.1 and 5.6 of the Company's Restated Certificate of Incorporation (collectively, the "Merger Approval")."

18. Section 6.03 of the Merger Agreement is hereby amended by the addition of the following paragraph (c) thereto:

              "(c) Grace Period If Stockholder Approval Is Not Obtained for Other Amendments. If the Stockholder Approval of the Amendments other than those contained in Sections 5.1 and 5.6 of the Company's Restated Certificate of Incorporation is not obtained by the date the Merger Approval is obtained at the Stockholders Meeting, then at least forty-five (45) days shall have passed from such date; provided, however, that if such forty-five day period would end after May 14, 1998, such period shall be deemed to end on May 14, 1998."

19. Section 7.01(b)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows:

              "(i) (A) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof at which the Merger Approval shall have been voted upon, any portion of the Merger Approval shall not have been obtained or (B) unless (1) prohibited by an event described in either clause (iii) or (v) of this Section 7.01(b) or (2) resulting from any act or omission of Parent or Sub or their Affiliates, as of the day immediately prior to the Termination Date either (x) no Stockholders Meeting shall have been held or (y) if held no vote shall have been taken in respect of the Merger Approval;"

20. Section 7.01(c) of the Merger Agreement is hereby amended to delete the words "Stockholder Approval," and to insert "Merger Approval," in lieu thereof.

21. Annex A to the Merger Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

22. Pursuant to Section 4.01(a) of the Merger Agreement, Buyer hereby consents to, and waives the application of any representations, warranties and covenants of the Merger Agreement otherwise prohibiting, the solicitation of consents of the holders of 2006 Notes and Series E Preferred Stock as described in the two consent solicitations of the Company dated January 7, 1998, as amended, relating thereto.

23. Except to the extent expressly set forth in this Amendment No. 1 to Agreement and Plan of Merger, no terms and conditions of the Merger Agreement are amended or modified hereby, and all such terms and conditions shall remain in full force and effect.

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

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment No. 1 to the Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                            SBI HOLDING CORPORATION


                                            By: /s/ Eric Neuman
                                               -------------------------------
                                            Name:  Eric Neuman
                                            Title: Vice President


                                            SBI RADIO ACQUISITION CORPORATION


                                            By: /s/ Eric Neuman
                                               -------------------------------
                                            Name:  Eric Neuman
                                            Title: Vice President


                                            SFX BROADCASTING, INC.


                                            By: /s/ Robert F.X. Sillerman
                                               -------------------------------
                                            Name:  Robert F.X. Sillerman
                                            Title: Executive Chairman

                                    ANNEX A

                           FORM OF AMENDMENTS TO THE
                   CORPORATION'S CERTIFICATE OF INCORPORATION


         Section 5.1 of the Corporation's Restated Certificate of Incorporation shall be amended to read in its entirety as follows (except for the section heading, underlined language is new):

                  5.1 Identical Rights. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, including, without limitation, in connection with any transactions excepted from Sections 5.2 or 5.6 hereof, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

         Section 5.2(a) of the Corporation's Restated Certificate of Incorporation shall be amended to read in its entirety as follows (except for the section heading, underlined language is new):

                  5.2. Dividends. (a) When, as, and if dividends are declared by the Corporation's Board of Directors (the "Board of Directors"), whether payable in cash, in property, or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares, in Class B Shares to holders of Class B Shares and in Class C Shares to holders of Class C Shares, and except that the holders of the Class A Shares shall receive shares of class A common stock of SFX Live Entertainment, Inc. in the Spin Off (as defined in the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation) having rights, powers and privileges similar to the Class A Shares, and the holders of the Class B Shares shall receive shares of class B common stock of SFX Live Entertainment, Inc. in the Spin Off having rights, powers and privileges similar to the Class B Shares.

         Section 5.6 of the Corporation's Restated Certificate of Incorporation shall be amended to read in its entirety as follows (except for the section heading, underlined language is new):

                  5.6 Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Shares, Class B Shares and Class C Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares, the Class B Shares and the Class C Shares, except that, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time (the "Merger Agreement"), among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation, each Class A Share shall receive the Class A Common Stock Merger Consideration (as such term is defined in the Merger Agreement) and each Class B Share shall receive the Class B Common Stock Merger Consideration (as such term is defined in the Merger Agreement), and except that the provisions of this Section 5.6 (other than this exception to such provisions) shall not be applicable to any other consideration to be received or which may be deemed to be received by the holders of the Common Shares (including the holders of Class B Shares) pursuant to (i) the Spin Off or the Alternate Transaction (as such terms are defined in the Merger Agreement), (ii) any of the agreements contemplated by the Merger Agreement, including, without limitation, the Consulting, Non-Compete and Termination Agreement among SBI Holding Corporation, the Corporation and Robert F.X. Sillerman and the Stockholder Agreement among SBI Holding Corporation, SBI Acquisition Corporation, the Corporation and Robert F.X. Sillerman or (iii) the employment agreements, as presently in force or as amended or entered into from time to time, of Robert F.X.
         Sillerman and Michael G. Ferrel.

         Section 4(x) of the of the Corporation's Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of
6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock Due May 31, 2007 as contained in the Corporation's Restated Certificate of Incorporation shall be amended to read in its entirety as follows (underlined language is new):

                  (x) The Corporation shall not pay any dividend or make any distribution to, or on behalf of, the holders of any class or series of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis, except that the holders of Class A Common Stock shall receive shares of class A common stock of SFX Live Entertainment, Inc. in the Spin Off (as defined in the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation) having rights, powers and privileges similar to the Class A Common Stock, and the holders of Class B Common Stock shall receive shares of class B common stock of SFX Live Entertainment, Inc. in the Spin Off having rights, powers and privileges similar to the Class B Common Stock.

         The Corporation's Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 5/8% Series E Cumulative Exchangeable Preferred Stock Due October 31,

2006 as contained in the Corporation's Restated Certificate of Incorporation shall be amended to read in the indicated sections as follows (except for the section headings, underlined language is new; deletions are indicated by a caret (^)):

                  1.       Certain Definitions.

                  . . .

                  Acquisition Agreements. The term "Acquisition Agreements" shall mean the acquisition agreements relating to the Pending Acquisitions (as defined in the Consent Solicitation of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998) as they may be amended from time to time and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

                  . . .

                  Class A Common Stock. The term "Class A Common Stock" shall mean the Corporation's Class A Common Stock, par value $.01 per share.

                  Class B Common Stock. The term "Class B Common Stock" shall mean the Corporation's Class B Common Stock, par value $.01 per share.

                  . . .

                  Consolidated Cash Flow. The term "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
         (iii) Consolidated Interest Expense of such Person for such period, to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) the Specified Charges (as defined in the Corporation's Consent Solicitation Statement relating to the Series E Preferred Stock dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to the Series E Preferred Stock), plus (vi) to the extent that such Consolidated Net Income was reduced thereby (a) amortization of the expenses incurred in connection with the Consulting, Non-Compete and Termination Agreement among the Corporation, SBI Holding Corporation and Robert F.X. Sillerman dated as of August 24, 1997, (b) consent fees and expenses directly related to the Consent Solicitations, (c) legal and other costs associated with pending or threatened litigation in connection with the SBI Merger and (d) other unusual and nonrecurring charges paid or accrued in 1997 or 1998 (including, but not limited to, legal, accounting, investment banking, severance and termination fees) relating to the SBI Merger, the Spin-Off, the Pending Acquisitions or transactions related thereto less (vii) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

                  . . .

                  "Consent Solicitations" means the consent solicitations of the Company made pursuant to the Consent Solicitation Statements dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, to the holders of the Company's 10 3/4% Senior Subordinated Notes due 2006 and to the holders of Series E Preferred Stock and the related Information Statement.

                  . . .

                  Entertainment Companies. The term "Entertainment Companies" shall mean SFX Entertainment and any and all of its direct and indirect Subsidiaries.

                  . . .

                  Meadows Repurchase. The term "Meadows Repurchase" shall mean the redemption by the Corporation of up to 250,838 shares of Class A Common Stock for $33.00 per share, pursuant to the Agreement of Merger, dated February 12, 1997, by and among the Corporation, NOC-Acquisition Corp., CAPCO Acquisition Corp., QN Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp. listed on the signature page thereto.

                  Merger Agreement. The term "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of August 24, 1997, as it may be amended from time to time, among the Corporation, SBI Holding Corporation and SBI Radio Acquisition Corporation and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

                  . . .

                  SBI Merger. The term "SBI Merger" shall mean a merger of SBI Radio Acquisition Corporation into the Corporation pursuant to the Merger Agreement.

                  . . .

                  SFX Entertainment. The term "SFX Entertainment" shall mean SFX Entertainment, Inc., a subsidiary of the Corporation, newly formed in Delaware, to which the Corporation will contribute cash and all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc) that the Corporation directly or indirectly owns.

                  . . .

                  Spin-Off. The term "Spin-Off" shall mean the distribution of SFX Entertainment common stock pro rata to the holders of Class A Common Stock and the Class B Common Stock (and the transfer to an escrow account for delivery to the holders of certain warrants to receive Class A Common Stock) or other disposition pursuant to, or as permitted by, the Merger Agreement of all of the capital stock and assets of the Entertainment Companies.

                  Spin-Off Transactions. The term "Spin-Off Transactions" shall mean the Spin-Off, the Pending Acquisitions and the Merger Agreement as it relates to the transactions described or referred to under the "Proposed Amendments" and "Spin-Off" section of the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to this Certificate of Designations.

                  Subsidiary. The term "Subsidiary" shall mean, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof); however, with respect to the Corporation, "Subsidiary" does not include the Entertainment Companies.

                  . . .

         8.       Certain Covenants

                  (a) Restricted Payments. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation) or to the direct or indirect holders of the Corporation's Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Corporation; (iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; or
         (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                           (a) no Voting Rights Triggering Event shall have
                  occurred and be continuing or would occur as a consequence thereof, and

                           (b) the Corporation would, at the time of such
                  Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth below under Section 8(b) hereof; and

                           (c) such Restricted Payment, together with the
                  aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date (other than Restricted Payments permitted by clauses (2), (5), (6) ^, (10), (13) or
                  (14) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Corporation's Consolidated Cash Flow from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Corporation's Consolidated Interest Expense from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Corporation from the issue or sale after the Initial

                  Issue Date of Equity Interests of the Corporation (other than
                  (i) sales of Disqualified Stock and (ii) Equity Interests sold to any of the Corporation's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Corporation issued after the Initial Issue Date that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

                  If no Voting Rights Triggering Event shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (2) the redemption, repurchase, retirement or other acquisition of any Equity interests of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (5) the issuance of Series D Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (6) the issuance of Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (7) in the event that the Corporation elects to issue the Series D Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series D Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (8) in the event that the Corporation elects to issue Exchange Debentures in exchange for Series E Preferred Stock, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (9) payments made by the Corporation to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, as amended from time to time, to the extent that such payments do not exceed the amount of payments which would have been due if calculated in accordance with the terms of the Shared Facilities Agreement as in effect on the Initial Issue Date; (10) payments by the Corporation pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the Initial Issue Date; (11) the redemption by the Corporation of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; ^ (12) the redemption by the Corporation of its Series B Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; provided that payments made by the Corporation to redeem the Series B Preferred Stock shall not exceed $1.0 million in any fiscal year or $2.0 million in the aggregate since the Initial Issue Date;
         (13) the Spin-Off Transactions; and (14) the Meadows Repurchase.

                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Board of Directors) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Corporation or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Corporation's latest available financial statements.

                  . . .

                  (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Corporation and/or its Wholly-Owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and

         Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (4) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 650 Madison Avenue, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date, (5) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (6) payments and other transactions by the Corporation pursuant to the Management Termination Agreements, ^
         (7) any Restricted Payments that are permitted by Section 8(a) hereof and any Permitted Investments, (8) the transactions and agreements specifically contemplated by the Merger Agreement, the Acquisition Agreements or by instruments referred to in any such agreements and
         (9) any Spin-Off Transaction, in each case, shall not be deemed to be Affiliate Transactions.

                  . . .

                  (h) Waiver Relating to Certain Transactions. [DELETED IN ITS ENTIRETY]

         The Corporation reserves the right to make any changes to this Form of Amendments as may be necessary to effectuate the purpose hereof.